UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2018

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.   Entry into a Material Definitive Agreement.

On January 8, 2018, Heat Biologics, Inc. (the “Company”) approved an amendment, effective January 1, 2018, to its employment agreement with Jeff T. Hutchins, Ph.D., initially effective as of January 1, 2017 (the “Hutchins Amendment”). The Hutchins Amendment clarified that Dr. Hutchins is eligible for an annual incentive bonus, which bonus may be paid in cash, equity or a combination thereof, and that any such bonus will be awarded in the sole and absolute discretion of the Board of Directors of the Company (the “Board”), a committee of the Board or both. Dr. Hutchins serves as the Chief Scientific and Operating Officer of the Company.

In addition, on January 8, 2018, the Company approved an amendment, effective January 1, 2018, to its employment agreement with Ann Rosar, initially effective as of April 5, 2016, as amended and effective as of January 1, 2017, to increase Ms. Rosar’s annual base salary from $225,000 to $260,000. Ms. Rosar serves as the Company’s Vice President of Finance, Controller and Secretary.

The information contained in this Item 1.01 regarding the Hutchins Amendment and the Rosar Amendment is qualified in its entirety by the copy of each of these agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the Hutchins Amendment and the Rosar Amendment. The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

On January 8, 2018, the Board awarded the executive officers of the Company (Jeff Wolf, Chief Executive Officer, Ms. Rosar, Vice President of Finance, and Dr. Hutchins, Chief Scientific and Operating Officer) annual incentive bonuses for 2017. Mr. Wolf and Ms. Rosar each received bonuses consisting of cash and equity awards that are consistent with the terms of their respective employment agreements with the Company. For 2017, Dr. Hutchins received a cash bonus of $77,361 as well as options to purchase 296,471 shares of the Company’s common stock (the “Common Stock”), which options are exercisable for a period of ten years from the grant date, vest monthly on a pro rata basis over a four-year period commencing on February 1, 2018 and have an exercise price of $0.40 per share.

In addition, on January 8, 2018, the Board awarded the following equity compensation to the non-executive members of the Board and its Committees: John K.A. Prendergast, Ph.D., was awarded options to purchase 190,588 shares of the Common Stock, John Monahan, Ph.D., was awarded options to purchase 95,294 shares of the Common Stock, and Edward B. Smith, III was awarded options to purchase 95,294 shares of the Common Stock. Each option issued to a non-executive member of the Board is exercisable for a period of ten years from the grant date and vest in full on the one-year anniversary of the date of grant and have an exercise price of $0.40 per share.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Heat Biologics, Inc. and Jeff T. Hutchins, effective as of January 1, 2018
10.2	Amendment to Employment Agreement between Heat Biologics, Inc. and Ann Rosar, effective as of January 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2018	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Heat Biologics, Inc. and Jeff T. Hutchins, effective as of January 1, 2018
10.2	Amendment to Employment Agreement between Heat Biologics, Inc. and Ann Rosar, effective as of January 1, 2018